Proxy Statement Pursuant to Section 14(a) of
           the Securities and Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant                                 XX

Filed by a Party other than the Registrant

Check the appropriate box:

      Preliminary Proxy Statement

 XX   Definitive Proxy Statement

      Definitive Additional Materials

      Soliciting    Material    Pursuant    to     Section 240.14a-11(c)    or
      Section 240.14a-12

             BRINKER INTERNATIONAL, INC., a Delaware corporation
               (Name of Registrant as Specified in its Charter)

                                Rebecca E. Keck
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

 XX   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

      $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*

(4)   Proposed maximum aggregate value of transaction:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

                             BRINKER INTERNATIONAL
                                     LOGO

                                                        September 24, 1996


                               6820 LBJ Freeway
                              Dallas, Texas 75240
                                (972) 980-9917


Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders of Brinker International, Inc. (the "Company") to be held at 10:00 a.m., on Thursday, November 7, 1996, at the General Cinema NorthPark Theater I & II, located at 1100 NorthPark Center, Dallas, Texas. At this meeting you will be asked

      (A) to elect eleven (11) directors of the Company to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified;

      (B)   to  approve  an  amendment   to  the  Company's   1992
            Incentive Stock Option Plan;

      (C)   to approve  an amendment  to the Company's  1991 Stock
            Option   Plan   for    Non-Employee   Directors    and
            Consultants; and

      (D) to transact such other business as may properly come before the meeting or any adjournment thereof.

      Our agenda for the meeting will also include a strategic overview of the Company.

      It  is important that your shares be represented at the meeting, whether
or  not you  attend personally.    I urge  you to  sign, date  and  return the
enclosed proxy at your earliest convenience.

                                                Very truly yours,


                                                NORMAN E. BRINKER
                                                Chairman of the Board


                          BRINKER INTERNATIONAL, INC.
                               6820 LBJ Freeway
                              Dallas, Texas 75240
                                (972) 980-9917


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held November 7, 1996


To our Shareholders:

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Brinker International, Inc., a Delaware corporation (the "Company"), will be held at the General Cinema NorthPark Theater I & II, located at 1100 NorthPark Center, Dallas, Texas, on Thursday, November 7, 1996, at 10:00 a.m., local time, for the following purposes:

      (A) to elect eleven (11) directors of the Company to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified;

      (B)   to  approve   an  amendment  to  the   Company's  1992
            Incentive Stock Option Plan;

      (C)   to approve  an amendment  to the Company's  1991 Stock
            Option   Plan   for    Non-Employee   Directors    and
            Consultants; and

      (D) to transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on September 9, 1996, are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

      It is desirable that as large a proportion as possible of the shareholders' interests be represented at the meeting. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your stock will be represented. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

                                    By Order of the Board of Directors,



                                    ROGER F. THOMSON
                                    Secretary

Dallas, Texas
September 24, 1996

                          BRINKER INTERNATIONAL, INC.
                               6820 LBJ Freeway
                              Dallas, Texas 75240
                                (972) 980-9917

                                ==============

                                PROXY STATEMENT
                                      For
                        ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held November 7, 1996

                                ==============

      This Proxy Statement is first being mailed on or about September 24, 1996, to shareholders of Brinker International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on November 7, 1996. Proxies in the form enclosed will be voted at the meeting, if properly executed, returned to the Company prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice or a duly executed proxy bearing a later date to the Secretary of the Company, or voting in person.

                           OUTSTANDING CAPITAL STOCK

      The record date for shareholders entitled to vote at the annual meeting is September 9, 1996 (the "Record Date"). At the close of business on the Record Date, the Company had issued and outstanding and entitled to vote at the meeting 77,282,328 shares of Common Stock, $0.10 par value ("Common Stock").

                       ACTION TO BE TAKEN AT THE MEETING

      The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) for the election as directors of the Company of the eleven (11) persons named under the caption "Security Ownership of Management and Election of Directors", (ii) for the amendment to the Company's 1992 Incentive Stock Option Plan, (iii) for the amendment to the Company's 1991 Stock Option Plan for Non-Employee Directors and Consultants, and (iv) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

      Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

                               QUORUM AND VOTING

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of votes cast on proposals presented to shareholders. Broker non-votes are not counted for purposes of determining whether a proposal has been approved. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the Record Date.

                            PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information as to the number of shares of Common Stock of the Company beneficially owned by the principal shareholders of the Company.

                                         Beneficial Ownership
                                       Number of
Name and Address                       Shares  (1)        Percent

Fidelity Management Research          11,494,200            14.9%
82 Devonshire Street
Boston, Massachusetts 02109

The Capital Group Companies, Inc.     11,448,250            14.8%
333 South Hope Street
Los Angeles, California 90071


      (1) As of June 30, 1996. Based on information supplied via direct communication.


                       SECURITY OWNERSHIP OF MANAGEMENT
                           AND ELECTION OF DIRECTORS

      Eleven (11) directors are to be elected at the meeting. Each nominee will be elected to hold office until the next annual meeting of the shareholders or until his or her successor is elected and qualified. To be elected a director, each nominee must receive a plurality of all of the votes cast at the meeting for the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may recommend. All nominees have expressed their intention to serve the entire term for which election is sought. The following table sets forth certain information concerning security ownership of management and nominees for election as directors of the Company:

                             Number of Shares         Number Attributable to
                              of Common Stock          Options Exercisable
                           Beneficially Owned as        Within 60 Days of     Percent of
      Name              as of September 9, 1996 (1)(2)  September 9, 1996          Class

Norman E. Brinker             1,922,759   (3)                 832,500               2.49%

Douglas H. Brooks               417,850                       406,228                 *

F. Lane Cardwell, Jr            207,897                       187,875                 *

Gerard V. Centioli              300,462   (4)                  -0-                    *

Creed L. Ford, III              884,729                       852,519               1.15%

Ronald A. McDougall             608,772                       588,750                 *

Debra L. Smithart               179,785                       145,716                 *

Jack W. Evans, Sr.               83,592                        15,250                 *

Rae F. Evans                     15,335   (5)                  11,875                 *

J.M. Haggar, Jr.                117,520                        17,250                 *

Frederick S. Humphries            1,150                         1,000                 *

James E. Oesterreicher            1,500                         1,000                 *

Roger T. Staubach                17,500                         7,000                 *

All executive officers
  and directors as a
  group (15 persons)          4,943,781                     3,243,871               6.40%


      *       Less than one percent (1%)

(1)     Beneficial  ownership has been determined  in accordance with the  rules of the Securities and Exchange  Commission noted, the  listed individuals  have sole investment power  and sole voting power  as to all shares  of stock of wh identified as being the beneficial owners.

(2)     Includes  shares of  Common Stock  which may  be acquired  by  exercise of  exercisable options  granted  or vestin
        Company's 1983 Incentive Stock Option Plan, the 1984 Non-Qualified Stock Option  Plan, the 1992 Incentive Stock Opt
        the 1991 Stock Option Plan for Non-Employee Directors and Consultants, as applicable.

(3)     Includes 20,250 shares of Common Stock held of record by a family trust of which Mr. Brinker is trustee.

(4)     Includes 2,000 shares of Common Stock held of record by a family trust of which Mr. Centioli is trustee.

(5)     Includes 1,875 shares of Common Stock held of record by a family trust of which Ms. Evans is trustee.

      The Company has established a guideline that all senior officers of the Company own stock in the Company, believing that it is important to further encourage and support an ownership mentality among the senior officers that will continue to align their personal financial interests with the long-term interests of the Company's shareholders. Pursuant to the guideline, the minimum amount of Company Common Stock that a senior officer will be required to own will be determined by such officer's position within the Company as well as annual compensation. The Company has established a program with a third-party lender pursuant to which the senior officers will be able to obtain financing for purposes of attaining the minimum stock ownership levels referred to above. Any loans obtained by such senior officers to finance such stock acquisitions are facilitated by the Company pursuant to an agreement in which the senior officer pledges the underlying stock and future incentive payments which may be receivable from the Company as security for the loan.

                       DIRECTORS AND EXECUTIVE OFFICERS

Directors

      A brief description of each person nominated to become a director of the Company is provided below. All nominees are currently serving as directors of the Company, each having been elected at the last annual meeting of the Company's shareholders held on November 2, 1995.

      Norman E. Brinker, 65, served as Chairman of the Board of Directors and Chief Executive Officer of the Company from September 1983 to June 1995, with the exception of a brief period during which Mr. Brinker was incapacitated due to an injury. Mr. Brinker continues to serve as Chairman of the Board of Directors. Mr. Brinker is a member of the Executive and Nominating Committees of the Company. He was the founder of S&A Restaurant Corp., having served as its President from February 1966 through May 1977 and as its Chairman of the Board of Directors and Chief Executive Officer from May 1977 through July 1983. From June 1982 through July 1983, Mr. Brinker served as Chairman of the Board of Directors and Chief Executive Officer of Burger King Corporation, while simultaneously occupying the position of President of The Pillsbury Company Restaurant Group. Mr. Brinker currently serves as a member of the Board of Directors of Haggar Apparel Company.

      Gerard V. Centioli, 42, was elected Senior Vice President - Maggiano's/Corner Bakery Concepts President in August 1995 and Senior Vice President - Italian Concepts President in January 1996. Mr. Centioli previously served as Senior Partner of Lettuce Entertain You Enterprises, Inc. and President and Chief Executive Officer of the Maggiano's Little Italy and The Corner Bakery Divisions. Prior to joining Lettuce Entertain You in 1984, Mr. Centioli served as Vice President - Division President of Collins Foods International, Inc. Mr. Centioli has served as a member of the Board of Directors of the Company since November 1995.

      Creed L. Ford, III, 43, elected Executive Vice President and Chief Operating Officer in October 1995, joined the Company's predecessor in September 1976 as an Assistant Manager and was promoted to the position of Restaurant General Manager in March 1977. In September 1978, Mr. Ford became Director of Operations of the Company. He was elected Vice President - Operations of the Company in October 1983, Senior Vice President - Operations in November 1984, and Executive Vice President - Operations in April 1986. Mr. Ford has served as a member of the Board of Directors of the Company since April 1985. Mr. Ford also is a director of Howard Wolf, Inc.

      Ronald A.  McDougall,  54, was  elected  President  and Chief  Executive
Officer of the Company in June 1995 having formerly held the office of President and Chief Operating Officer since 1986. Mr. McDougall joined the Company in 1983 and served as Executive Vice President - Marketing and Strategic Development until his promotion to President. Prior to joining the Company, Mr. McDougall held senior management positions at Proctor and Gamble, Sara Lee, The Pillsbury Company and S&A Restaurant Corp. Mr. McDougall has served as a member of the Board of Directors of the Company since September 1983 and is a member of the Executive and Nominating Committees of the Company. Mr. McDougall is also a director of Excel Communications, Inc.

      Debra L. Smithart, 42, was elected Executive Vice President - Chief Financial Officer of the Company in September 1991. Ms. Smithart joined the Company as Assistant Controller in June 1985. In February 1986 she was promoted to the position of Controller and served in this capacity until December 1988 when she was elected Vice President - Controller. In March 1991, Ms. Smithart was promoted to Vice President - Finance and held this position until September 1991. Prior to joining the Company, Ms. Smithart worked in various financial/accounting capacities in the public accounting, oil & gas, real estate, and manufacturing industries. Ms. Smithart has served as a member of the Board of Directors of the Company since September 1991.

      Jack W. Evans, 74, is currently President of Jack Evans Investments, Inc. and Chairman of the Board of American Title Company. Mr. Evans is a member of the Executive, Nominating and Compensation Committees of the Company and has served as a member of the Company's Board of Directors since September 1983. He served as Chairman, Chief Executive Officer and President of Cullum Companies, Inc., a retail food and drugstore chain from 1977 to 1990. He served as Mayor of the City of Dallas from May 1981 to May 1983. He is also a director of Randall's-Tom Thumb, Morning Star Group, and Ray Acquisitions, Inc.

      Rae F. Evans, 48, is currently President of Rae Evans & Associates, a firm specializing in Washington corporate strategies. From 1982 until January 1995, Mrs. Evans was the Vice President, National Affairs of Hallmark Cards, Inc. Mrs. Evans is a member of the Nominating Committee of the Company and has served as a member of the Board of Directors since January 1990. She is a member of the Business-Government Relations Council and is a past president of the organization. She is President of the Capitol Forum and a member of the Economic Club of Washington. Mrs. Evans is also a member of the Catalyst Board of Advisors and the National Women's Economic Alliance. Mrs. Evans serves on the Board of Directors of Haggar Apparel Company.

      J. M. Haggar, Jr., 71, is currently the owner of J.M. Haggar, Jr. Investments, a business he has operated since retiring as Chairman of the Board of Directors of Haggar Apparel Company, in February 1995. Mr. Haggar previously held the positions of President and Chief Executive Officer of Haggar Apparel Company until 1991. He is also a director of ENSERCH Corporation. Mr. Haggar is a member of the Executive, Compensation, and Audit Committees of the Company and has served as a member of the Company's Board of Directors since April 1985.

      Frederick S. Humphries, 60, is the President of Florida A&M University in Tallahassee, Florida having held this position since 1985. Prior to joining Florida A&M University, Dr. Humphries was President of Tennessee State University in Nashville for over 11 years. Dr. Humphries serves as Chairman of the State Board of Education Advisory Committee on the Education of Blacks in Florida and is Chairman of the Board of Regents, Five-Year Working Group for Agriculture, State University System of Florida in addition to being involved in various civic and community activities. Mr. Humphries has served on the Board of Directors of the Company since May 1994 and is a member of the Audit Committee of the Company. He is also a member of the Board of Directors of Pride of Florida and Wal-Mart, Inc.

      James E. Oesterreicher, 55, is the Vice Chairman and Chief Executive Officer of J.C. Penney Company, Inc., having been elected to this position in January 1995. Mr. Oesterreicher served as President of JCPenney Stores and Catalog from 1992 to 1995 and as Executive Vice President of JCPenney Stores and Catalog from 1988 to 1992. Mr. Oesterreicher has been with the J.C. Penney Company since 1964 where he started as a management trainee. He serves as a Director for various entities, including Presbyterian Healthcare Systems, Presbyterian Hospital of Plano, Circle Ten Council--Boy Scouts of America, National 4-H Council, National Organization on Disabilities, Texas Utilities Company, and March of Dimes Birth Defects Foundation. He also serves as an advisory board member for the Center for Retailing, Education and Research at the University of Florida. Mr. Oesterreicher has served as a member of the Board of Directors of the Company since May 1994 and is a member of the Audit and Nominating Committees of the Company.

      Roger T. Staubach, 54, has been Chairman of the Board and Chief Executive Officer of The Staubach Company, a national real estate company specializing in tenant representation, since 1982. He has served as a member of the Board of Directors of the Company since May 1993 and is a member of the Executive and Compensation Committees of the Company. Mr. Staubach is a 1965 graduate of the U.S. Naval Academy and served four years in the Navy as an officer. In 1968, he joined the Dallas Cowboys professional football team as quarterback and was elected to the National Football League Hall of Fame in 1985. He currently serves on the Board of Directors of Halliburton Company, First USA, Inc., Life Partners Group, American AAdvantage Funds and Columbus Realty Trust and is active in numerous civic, charity and professional organizations.

Executive Officers

      The following persons are executive officers of the Company who are not nominated to serve on the Company's Board of Directors:

      Douglas H. Brooks, 44, joined the Company as an Assistant Manager in February 1978 and was promoted to General Manager in April 1978. In March 1979, Mr. Brooks was promoted to Area Supervisor and in May 1982 to Regional Director. He was again promoted in March 1987 to Senior Vice President-Central Region Operations and to the position of Concept Head and Senior Vice President-Chili's Operations in June 1992. Mr. Brooks was promoted to his current position of Senior Vice President - Chili's Grill & Bar Concept President in June 1994. Prior to joining the Company, Mr. Brooks helped manage the first two Luther's Barbecue units.

      F. Lane Cardwell, Jr., 44, was elected Executive Vice President - Eatzi's Concept President in June 1996, having formerly held the positions of
Executive Vice President - Strategic Development from June 1992 until October 1995 and Executive Vice President and Chief Administrative Officer from October 1995 until June 1996. Prior to this time, Mr. Cardwell held the position of Senior Vice President - Strategic Development since December 1990. Mr. Cardwell joined the Company as Vice President - Strategic Development in August 1988, having been previously employed by S&A Restaurant Corp. from November 1978 to August 1988, during which time he served as Vice President - Strategic Planning and Senior Vice President - Strategic Planning. Mr. Cardwell served as a member of the Board of Directors of the Company from 1991 to 1996.

      John C. Miller, 41, joined the Company as Vice President-Special Concepts in September 1987. In October 1988, he was elected as Vice President-Joint Venture/Franchise and served in this capacity until August 1993 when he was promoted to Senior Vice President-New Concept Development. Mr. Miller was named Senior Vice President - Mexican Concepts in September 1994 and was subsequently elected as Senior Vice President - Mexican Concepts President in October 1995. Mr. Miller worked in various capacities with the Taco Bueno Division of Unigate Restaurants prior to joining the Company.

      Roger F. Thomson, 47, joined the Company as Senior Vice President, General Counsel and Secretary in April 1993 and was promoted to Executive Vice President, General Counsel and Secretary in March 1994. In June 1996, Mr. Thomson was promoted to the position of Executive Vice President, Chief Administrative Officer, General Counsel and Secretary and was a Director of the Company from 1993 until 1995. From 1988 until April 1993, Mr. Thomson served as Senior Vice President, General Counsel and Secretary for Burger King Corporation. Prior to 1988, Mr. Thomson spent ten years at S & A Restaurant Corp. where he was Executive Vice President, General Counsel and Secretary.

Classes of Directors

      For purposes of determining whether non-employee directors will be nominated for reelection to the Board of Directors, the non-employee directors have been divided into four classes. Each non-employee director will continue to be subject to reelection by the shareholders of the Company each year. However, after a non-employee director has served on the Board of Directors for four years, such director shall be deemed to have been advised by the Nominating Committee that he or she will not stand for reelection at the subsequent annual meeting of shareholders and shall be considered a "Retiring Director". Notwithstanding this policy, the Nominating Committee may determine that it is appropriate to renominate any or all of the Retiring
Directors after first considering the appropriateness of nominating new candidates for election to the Board of Directors. The four classes of non-employee directors are as follows: Mr. Staubach comprises Class 4 and will be considered a Retiring Director as of the annual meeting of shareholders following the end of the 1997 fiscal year. Messrs. Evans, Humphries, and Oesterreicher and Mrs. Evans comprise Class 1 and will be considered Retiring Directors as of the annual meeting of shareholders following the end of the 1998 fiscal year. There are no members of Class 2. Mr. Haggar comprises Class 3 and will be considered a Retiring Director as of the annual meeting of shareholders following the end of the 2000 fiscal year. Although not a Retiring Director, Mr. J. Ira Harris has chosen not to seek reelection to the Board of Directors.

Committees of the Board of Directors

      The Board of Directors of the Company has established an Executive Committee, Audit Committee, Compensation Committee, and Nominating Committee. The Executive Committee (currently comprised of Messrs. Brinker, McDougall, Evans, Haggar and Staubach) met seven (7) times during the fiscal year and has authority to act for the Board on most matters during the intervals between Board meetings.

      All of the members of the Audit and Compensation Committees are directors independent of management who are not and never have been officers or employees of the Company. The Audit Committee is currently comprised of Messrs. Haggar, Harris, Humphries and Oesterreicher and the Committee met two
(2) times during the fiscal year. Included among the functions performed by the Audit Committee are: the review with independent auditors of the scope of the audit and the results of the annual audit by the independent auditors; consideration and recommendation to the Board of the selection of the independent auditors for the next year; the review with management and the independent auditors of the annual financial statements of the Company; and the review of the scope and adequacy of internal audit activities.

      The Compensation Committee is currently comprised of Messrs. Evans, Haggar, Harris and Staubach and it met six (6) times during the fiscal year. Functions performed by the Compensation Committee include: ensuring the effectiveness of senior management and management continuity, ensuring the reasonableness and appropriateness of senior management compensation arrangements and levels, the adoption, amendment and administration of stock-based incentive plans (subject to shareholder approval where required), management of the various stock option plans of the Company, approval of the total number of available shares to be used each year in stock-based plans, approval of the adoption and amendment of significant compensation plans and approval of all compensation actions for officers, particularly at and above the level of executive vice president. The specific nature of the Committee's responsibilities as it relates to executive officers are set forth below under "Report of the Compensation Committee."

      The purpose of the Nominating Committee is to recommend to the Board of Directors potential non-employee members to be added as new or replacement members to the Board of Directors. The Nominating Committee is composed of Messrs. Brinker, Evans, McDougall and Oesterreicher and Mrs. Evans and did not meet during the fiscal year.

Directors' Compensation

      Directors who are not employees of the Company receive $1,000 for each meeting of the Board of Directors attended and $1,000 for each meeting of any committee of the Board of Directors attended. The Company also reimburses directors for costs incurred by them in attending meetings of the Board.

      Directors who are not employees of the Company receive grants of stock options under the Company's 1991 Stock Option Plan for Non-Employee Directors and Consultants. New directors who are not employees of the Company have the option at the beginning of each Director term to receive as additional compensation for serving on the Board of Directors either an annual cash payment of $30,000 during the term such non-employee serves as a director, a one-time grant of 12,000 stock options under the Company's 1991 Stock Option Plan for Non-Employee Directors and Consultants, or a combination of cash and stock options. If the director is appointed to the Board of Directors at any time other than at an annual meeting of shareholders, the director will receive a prorated portion of the annual cash compensation for the period from the date of election or appointment to the Board of Directors until the meeting of the Board of Directors held contemporaneous with the next annual meeting of shareholders. If the director elects to receive cash, the first payment will be made at such Board of Directors meeting and the following payments will be made on the date of each annual meeting of shareholders thereafter. If the director elects to receive stock options, they will be granted as of the 60th day following such meeting (or if the 60th day is not a business day, on the first business day thereafter). The stock options will be granted at the fair market value on the date of grant. One-third of the options will vest on each of the second, third and fourth anniversaries of the date of grant.

      If a Retiring Director is renominated to serve on the Board of Directors for an additional four-year period, such Retiring Director will be treated as a new director for purposes of determining compensation during such additional four-year period.

      If the shareholders of the Company approve the amendment described under "Amendment of 1991 Stock Option Plan for Non-Employee Directors and Consultants," a new director who is not an employee of the Company will receive as compensation (a) 20,000 stock options at the beginning of such director's term, and (b) an annual cash payment of $36,000, at least 25% of which must be taken in the form of stock options. If a director is appointed to the Board of Directors at any time other than at an annual meeting of shareholders, the director will receive a prorated portion of the annual cash compensation for the period from the date of election or appointment to the Board of Directors until the meeting of the Board of Directors held contemporaneous with the next annual meeting of shareholders. If a director elects to receive cash, the first payment will be made at the Board of Directors' meeting held contemporaneous with the next annual meeting of shareholders. The stock options will be granted as of the 60th day following such meeting (or if the 60th day is not a business day, on the first business day thereafter) at the fair-market value on the date of grant. One-third (1/3rd) of the options will vest on each of the second, third and fourth anniversaries of the date of grant. If a director is being nominated for an additional term on the Board of Directors, each such renominated director will receive an additional grant of 10,000 stock options at the beginning of such director's new term.

      Current directors who are not employees of the Company are also eligible for additional compensation under this compensation program. Each of the current non-employee directors will receive for each year remaining in such director's term on the Board of Directors (i) an additional $6,000 in annual cash compensation and (ii) a grant of 5,000 stock options.

      For purposes of applying this new compensation program to the current non-employee directors of the Company, Mrs. Evans would receive an annual cash retainer of $16,000 and a grant of 15,000 stock options; Mr. Evans would receive an annual cash retainer of $6,000 and a grant of 15,000 stock options; Mr. Haggar would receive an annual cash retainer of $16,000 and a grant of 5,000 stock options; Dr. Humphries would receive an annual cash retainer of $16,000 and a grant of 15,000 stock options; Mr. Oesterreicher would receive an annual cash retainer of $6,000 and a grant of 15,000 stock options; and Mr. Staubach would receive an annual cash retainer of $6,000 and a grant of 10,000 stock options.

      During the year ended June 26,  1996, the Board of Directors held  seven
(7) meetings; each incumbent director attended 75% of the aggregate total of meetings of the Board of Directors and Committees on which he or she served.

                            EXECUTIVE COMPENSATION

      The following summary compensation table sets forth the annual compensation for the Company's five highest compensated executive officers, including the Chief Executive Officer, whose salary and bonus exceeded $100,000 in fiscal 1996.

Summary Compensation Table

                                                        Long-Term Compensation
                                                         Awards       Payouts
                                                       Securities    Long-Term
    Name and                    Annual Compensation    Underlying    Incentive    All Other
Principal Position      Year    Salary        Bonus      Options       Payouts   Compensation (1)


Ronald A. McDougall
 President and Chief    1996   $ 744,808  $   ---       375,000      $ 69,860       $ 18,396
 Executive Officer      1995   $ 574,038  $ 278,839     125,000      $ 86,565       $ 50,555
                        1994   $ 529,327  $ 567,439     202,500      $ 93,940       $ 22,547

Creed L. Ford, III
 Executive Vice         1996   $ 409,038  $   ---        90,000      $ 46,574       $  8,271
 President and Chief    1995   $ 359,615  $ 130,361      30,000      $ 63,481       $  8,795
 Operating Officer      1994   $ 343,942  $ 275,154      56,250      $ 68,889       $  7,305

Debra L. Smithart
 Executive Vice         1996   $ 304,423  $   ---        90,000      $ 46,574       $  6,828
 President and Chief    1995   $ 264,038  $  95,714      30,000      $ 63,481       $ 11,805
 Financial Officer      1994   $ 232,500  $ 186,000      56,250      $ 50,101       $  5,471

Douglas H. Brooks
 Senior Vice President  1996   $ 311,058  $   ---        90,000      $ 31,049       $ 12,830
 - Chili's Grill & Bar  1995   $ 266,249  $  77,212      30,000      $ 40,397       $ 15,636
 Concept President      1994   $ 232,884  $ 135,772      45,000      $ 43,839       $ 12,582

F. Lane Cardwell, Jr.
 Executive Vice         1996   $ 290,385  $   ---        90,000      $ 46,574       $ 15,007
 President - Eatzi's    1995   $ 224,422  $  81,353      30,000      $ 63,481       $ 19,236
 Concept President      1994   $ 201,346  $ 161,077      56,250      $ 43,839       $  9,760


(1)      All other compensation represents Company match on deferred compensation.

Option Grants During 1996 Fiscal Year

      The following table contains certain information concerning the grant of stock options to the executive officers named in the above compensation table during the Company's last fiscal year:

                               % of Total                               Realizable Value of
                                 Options                             Assumed Annual Rates of
                               Granted to                            Stock Price Appreciation
                    Options   Employees in  Exercise or Expiration       for Option Term (1)
     Name           Granted    Fiscal Year  Base Price     Date           5%             10%



Ronald A. McDougall  125,000                  $12.00      10/25/05    $  943,342     $2,390,614
                     250,000                  $13.00       1/30/06    $2,043,908     $5,179,663
                     375,000     17.90%                               $2,987,250     $7,570,277

Creed L. Ford, III    30,000                  $12.00      10/25/05    $  226,402     $  573,747
                      60,000                  $13.00       1/30/06    $  490,538     $1,243,119
                      90,000      4.30%                               $  716,940     $1,816,866

Debra L. Smithart     30,000                  $12.00      10/25/05    $  226,402     $  573,747
                      60,000                  $13.00       1/30/06    $  490,538     $1,243,119
                      90,000      4.30%                               $  716,940     $1,816,866

Douglas H. Brooks     30,000                  $12.00      10/25/05    $  226,402     $  573,747
                      60,000                  $13.00       1/30/06    $  490,538     $1,243,119
                      90,000      4.30%                               $  716,940     $1,816,866

F. Lane Cardwell, Jr. 30,000                  $12.00      10/25/05    $  226,402     $  573,747
                      60,000                  $13.00       1/30/06    $  490,538     $1,243,119
                      90,000      4.30%                               $  716,940     $1,816,866

(1)      The dollar  amounts under  these columns are  the result  of calculations  at the  5% and  10% rates set  by the  Securitie
         Exchange Commission and, therefore, are not intended to forecast possible  future appreciation, if any, of the Company's  s price.

Stock Option Exercises and Fiscal Year-End Value Table

      The following table shows stock option exercises by the named officers during the last fiscal year, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options at fiscal year-end. Also reported are the values for "in-the-money" options which represent the position spread between the exercise price of any such existing options and the $15.50 fiscal year-end price of the Company's Common Stock.

                       Shares                                            Value of Unexercised
                      Acquired               Number of Unexercised     In-the-Money Options at
                         On      Value    Options at Fiscal Year End       Fiscal Year End
    Name              Exercise  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable


Ronald A. McDougall      -0-       -0-     588,750        601,250     $  715,478   $1,062,500
Creed L. Ford, III       -0-       -0-     852,519        148,125     $7,196,672   $  255,000
Debra L. Smithart      11,509   $38,682    145,716        148,125     $   66,000   $  255,000
Douglas H. Brooks       6,000   $79,032    406,228        142,500     $3,236,365   $  255,000
F. Lane Cardwell, Jr.    -0-       -0-     187,875        148,125     $  358,405   $  255,000

Long-Term Executive Profit Sharing Plan and Awards

      Executives of the Company participate in the Long-Term Executive Profit Sharing Plan. See "Report of the Compensation Committee -- Long-Term Incentives" for more information regarding this plan. The following table represents awards granted in the last fiscal year under the Long-Term Executive Profit Sharing Plan.

                       Number of           Estimated Future Payouts
      Name           Units Awarded        Under Non-Stock Based Plans
                                                  (Dollars)
                                          Threshold       Target        Maximum


Ronald A. McDougall       1,000            $66,667     $100,000            *
Creed L. Ford, III          600            $40,000     $ 60,000            *
Debra L. Smithart           600            $40,000     $ 60,000            *
Douglas H. Brooks           500            $33,333     $ 50,000            *
F. Lane Cardwell, Jr.       600            $40,000     $ 60,000            *


*        There is no maximum future payout under the Long-Term Executive Profit Sharing Plan.

                     REPORT OF THE COMPENSATION COMMITTEE

Compensation Philosophy

      The executive compensation program is designed as a tool to reinforce the Company's strategic principles -- to be a premier and progressive growth company with a balanced approach towards people, quality and profitability and to enhance long-term shareholder value. To this end, the following principles have guided the development of the executive compensation program:

      Provide competitive levels of compensation to attract and retain the best qualified executive talent. The Committee strongly believes that the caliber of the Company's management group makes a significant difference in the Company's sustained success over the long term.

      Embrace a pay-for-performance philosophy by placing significant amounts of compensation "at risk" -- that is, compensation payouts to executives must vary according to the overall performance of the Company.

      Directly link executives' interests with those of shareholders by providing opportunities for long-term incentive compensation based on changes in shareholder value.

      The executive compensation program is intended to appropriately balance the Company's short-term operating goals with its long-term strategy through a careful mix of base salary, annual cash incentives and long-term performance compensation including cash incentives and incentive stock options.

Base Salaries

      Executives' base salaries are targeted to be competitive at the 75th percentile of the market for positions of similar responsibility and scope at the Vice President and Senior Vice President levels and, to reflect the exceptionally high level of executive talent required to execute the growth plans of the Company, at the 90th percentile of the market for the President and Chief Executive Officer and for the Executive Vice Presidents.
Positioning executives' base salaries at these levels is needed for attracting, retaining and motivating executives with the essential qualifications for managing the Company's growth. The Company defines the relevant labor market for such executive talent through the use of reliable executive salary surveys that reflect both the chain restaurant industry as well as a broader cross-section of high growth companies from many industries. Individual base salary levels are determined by considering each officer's level of responsibility, performance, experience, and tenure. The overall amount of base salary increases awarded to executives reflects the financial performance of the Company, individual performance and potential, and/or changes in an officer's duties and responsibilities.

Annual Incentives

      The Company's Profit Sharing Plan is a non-qualified annual incentive arrangement in which all Dallas-based corporate employees, including executives, participate. The program is designed to reflect employees' contribution to the growth of the Company's common stock value by increasing the earnings of the Company. The plan reinforces a strong teamwork ethic by making the basis for payouts to executives the same as for all other Company employees.

      At the beginning of a fiscal year, each executive is assigned an Individual Participation Percentage ("IPP") which is tied to the base salary for such executive and targets overall total cash compensation for executives between the 75th and 90th percentiles of the market. The IPPs reflect the Committee's desire that a significant percentage of executives total compensation be derived from variable pay programs.

401(k) Savings Plan and Savings Plan II

      On January 1, 1993, the Company implemented the 401(k) Savings Plan ("Plan I") and Savings Plan II ("Plan II"). These Plans are designed to provide the Company's salaried employees with a tax-deferred long-term savings vehicle. The Company provides a matching contribution equal to 25% of a participant's contribution, up to a maximum of 5% of such participant's compensation.

      Plan I is a qualified 401(k) plan. Participants in Plan I elect the percentage of pay they wish to contribute as well as the investment alternatives in which their contributions are to be invested. The Company's matching contribution for all Plan I participants is made in Company common stock. All participants in Plan I are considered non-highly compensated employees as defined by the Internal Revenue Service. Participants' contributions vest immediately while Company contributions vest 25% annually, beginning in the participant's second year of eligibility since Plan I inception.

      Plan II is a non-qualified deferred compensation plan. Plan II participants elect the percentage of pay they wish to defer into their Plan II account. They also elect the percentage of their deferral account to be allocated among various investment options. The Company's matching contribution for all non-officer Plan II participants is made in Company common stock, with corporate officers receiving a Company match in cash. Participants in Plan II are considered highly compensated employees according to the Internal Revenue Service. A participant's contributions vest immediately while Company contributions vest 25% annually, beginning in the participant's second year of eligibility since Plan II inception.

Long-Term Incentives

      All salaried employees of the Company, including executives, are eligible for annual grants of tax-qualified stock options. By tying a significant portion of executives' total opportunity for financial gain to increases in shareholder wealth as reflected by the market price of the Company's common stock, executives' interests are closely aligned with shareholders' long-term interests. In addition, because the Company does not maintain any qualified retirement programs for executives, the stock option plan is intended to provide executives with opportunities to accumulate wealth for later retirement.

      Stock options are rights to purchase shares of the Company's Common Stock at the fair market value on the date of grant. Grantees do not receive a benefit from stock options unless and until the market price of the Company's common stock increases. Fifty-percent (50%) of a stock option grant becomes exercisable two years after the grant date; the remaining 50% of a grant becomes exercisable three years after the grant date.

      The number  of stock options granted  to an executive is  based on grant
guidelines  that  reflect  an officer's  position  within  the  Company.   The
Compensation Committee reviews and approves grant amounts for executives.

      Executives also participate in the Long-Term Executive Profit Sharing Plan, a non-qualified long-term performance cash plan. This plan provides an additional mechanism for focusing executives on the sustained improvement in operating results over the long term. This is a performance-related plan using overlapping three-year cycles paid annually. Performance units (valued at $100 each) are granted to individuals and paid in cash based upon the Company's attainment of predetermined performance objectives. Long-term operating results are measured by evaluating both pre-tax net income (weighted 70%) and changes in shareholders' equity (weighted 30%) over three-year cycles.

Pay/Performance Nexus

      The Company's executive compensation program has resulted in a direct relationship between the compensation paid to executive officers and the Company's performance. See "Five-Year Total Shareholder Return Comparison" below.

CEO Compensation

      The Compensation Committee made decisions regarding Mr. McDougall's compensation package according to the guidelines discussed in the preceding sections. Mr. McDougall was awarded salary increases in the amount of 9% and 4%, effective January 1, 1996 and June 1, 1996, respectively, to recognize his vast experience in the restaurant industry, the Company's performance under his leadership and his significant contributions to the Company's continued success. Mr. McDougall was granted 1,000 units under the Long-Term Executive Profit Sharing Plan for the cycle which includes fiscal years 1996, 1997, and 1998. Mr. McDougall was also awarded 375,000 stock options under the Company's stock option plan. Due to the Company's short-fall from plan, none of Mr. McDougall's compensation for 1996 was incentive pay pursuant to the Company's Profit Sharing Plan. Like all Company executives, Mr. McDougall's compensation is significantly affected by the Company's performance. In the 1996 fiscal year, Mr. McDougall's total compensation declined 16.5% from its level in the 1995 fiscal year.

Federal Income Tax Considerations

      The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. It is the intent of the Company and the Compensation Committee to qualify to the maximum extent possible its executives' compensation for deductibility under applicable tax laws. The Compensation Committee believes that the Company's compensation programs provide the necessary incentives and flexibility to promote the Company's performance-based compensation philosophy while being consistent with Company objectives.

      The Compensation Committee's administration of the executive compensation program is in accordance with the principles outlined at the beginning of this report. Due to the Company's short-fall from plan during the past year, none of the Company's executives received incentive pay pursuant to the Company's Profit Sharing Plan. The Company's financial performance supports the compensation practices employed during the past year.

                             Respectfully submitted,
                             COMPENSATION COMMITTEE



                             JACK W. EVANS, SR.
                             J.M. HAGGAR, JR.
                             J. IRA HARRIS
                             ROGER T. STAUBACH

                 FIVE-YEAR TOTAL SHAREHOLDER RETURN COMPARISON

      The following is a line graph presentation comparing cumulative, five-year total shareholder returns on an indexed basis with the S&P 500 Index and the S&P Restaurant Industry Index. A list of the indexed returns follows the graph.

                  [GRAPH INCLUDED IN SUPPLEMENTAL FILED COPY]

      The  graph assumes  a $100  initial investment  and the  reinvestment of
dividends.    The  Common  Stock  prices  shown  are  neither  indicative  nor determinative of future performance.

                           1991       1992     1993     1994     1995      1996


Brinker International     100.00     129.42   201.47   185.30   152.21    132.36
S&P 500                   100.00     113.41   128.87   130.68   164.75    207.59
S&P Restaurants           100.00     136.55   148.22   171.50   225.54    265.39

                                 STOCK OPTIONS

      In  1992, the  shareholders of  the Company  adopted the  1992 Incentive
Stock  Option Plan ("Plan").   See "Amendment  of 1992  Incentive Stock Option
Plan" below for a more detailed description of the Plan.

      In 1991, the shareholders of the Company adopted the 1991 Stock Option Plan for Non-Employee Directors and Consultants (the "1991 Plan"). See "Amendment of 1991 Stock Option Plan for Non-Employee Directors and Consultants" below for a more detailed description of the 1991 Plan.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Under the securities laws of the United States, the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established for  these  reports and  the Company  is required  to  disclose in  this proxy statement, any failure to file by these dates. Through an inadvertent omission, there was one late filing on behalf of Mr. Haggar relating to the disposition of the Company's Common Stock during the 1996 fiscal year. Except as set forth herein, the Company believes that all filing requirements were satisfied. In making these disclosures and filing of the reports, the Company has relied solely on written representations from certain reporting persons.

                             CERTAIN TRANSACTIONS

      The policy of the Company is, to the extent practicable, to avoid transactions (except those which are employment related) with officers, directors, and affiliates. In any event, any such transactions will be entered into on terms no less favorable to the Company than could be obtained from third parties, and such transactions will be approved by a majority of the disinterested directors of the Company. Except for the transactions described below, there were no transactions required to be reported in the last fiscal year.

      On June 28, 1995, Mr. Norman Brinker contractually agreed to remain as Chairman of the Board (subject to annual reelection by the shareholders) through the 2001 fiscal year. Under this agreement, Mr. Brinker's compensation will not materially differ from his compensation on June 28, 1995. However, Mr. Brinker's total base compensation and profit sharing distributions in the 1998 through 2001 fiscal years will not exceed $1,000,000 per year. Upon Mr. Brinker's death, retirement or termination for cause, no further payment shall be made pursuant to this agreement.

      Upon the expiration of the agreement described above, Mr. Brinker will remain a consultant to the Company through the 2021 fiscal year. Mr. Brinker will be compensated commensurate with his continuing contributions to the Company; however, during this time, he will no longer participate in any of the Company's profit sharing plans or benefit programs. Upon Mr. Brinker's death, retirement or termination for cause, no further payment shall be made pursuant to the consulting agreement.

      The Company also entered into an agreement with Mr. Brinker whereby Mr. Brinker conveyed to the Company his likeness, biography, photo, voice and name to be used by the Company in all media, promotions, advertising, training, and other materials as the Company deems appropriate. He will receive as compensation $400,000 per year until the earlier of July 1, 2021 or his death.

      On January 19, 1996, the Company purchased an office complex containing three buildings for the expansion of its corporate headquarters. A company controlled by Roger T. Staubach received a brokerage commission of $450,000 for services rendered in connection with this office complex acquisition. In addition, Mr. Staubach's company is a tenant in this office complex and pays rent to the Company pursuant to a lease entered into with an unrelated party prior to the acquisition of the office complex by the Company.

                 AMENDMENT OF 1992 INCENTIVE STOCK OPTION PLAN

      To strengthen the Company's ability to attract and retain key employees and to furnish additional incentives to such persons by encouraging them to become owners of Common Stock, the Board of Directors and the shareholders of the Company adopted the Plan in 1992. The Plan initially covered the issuance of up to 1,500,000 shares of Common Stock, which amount was increased to 3,375,000 shares of Common Stock as the result of two stock splits, effected in the form of 50% stock dividends. On November 2, 1995, the shareholders of the Company approved an amendment to the Plan, increasing the number of shares of Common Stock which may be issued under the Plan from 3,375,000 to 5,375,000. The Board of Directors of the Company, relying upon the recommendation of the Compensation Committee of the Board of Directors, approved an amendment to the Plan (a) increasing the number of shares of Common Stock which may be issued under the Plan from 5,375,000 to 7,875,000 and (b) limiting the maximum number of shares with respect to which options may be granted pursuant to the Plan to any individual employee during any fiscal year of the Company to 500,000. At the Annual Meeting, the shareholders of the Company are being asked to approve such amendment.

      As of June 26, 1996, options to purchase an aggregate of 4,814,325 shares of Common Stock had been granted pursuant to the Plan and 560,675 shares remain available for future grant. As of June 26, 1996, the market value of all shares of Common Stock subject to outstanding options granted pursuant to the Plan was $74,622,038 (based upon the closing sale price of Common Stock as reported on the New York Stock Exchange on such date). As of June 26, 1996, Ronald A. McDougall, Creed L. Ford, III, Debra L. Smithart, Douglas H. Brooks, and F. Lane Cardwell, Jr. had been granted options covering an aggregate of 702,500; 176,250; 176,250; 165,000; and 176,250 shares of
Common Stock pursuant to the Plan, respectively. All current executive officers, as a group, have been granted 1,805,000 options covering shares of Common Stock pursuant to the Plan.

Summary of the Plan

      The Plan is designed to permit the granting of options to all employees of the Company and its subsidiaries (for which there were approximately 39,900 employees as of June 26, 1996), although the Company has historically granted options only to salaried employees. The administration of the Plan is provided by the Compensation Committee which has the authority to determine the terms on which options are granted under the Plan. The Compensation Committee determines the number of options to be granted to eligible participants, determines the purchase price and option period at the time the option is granted, and administers and interprets the Plan.

      The exercise price of options is payable in cash or the holder of an option may request approval from the Compensation Committee to exercise an option or a portion thereof by tendering shares of Common Stock at the fair market value per share on the date of exercise in lieu of cash payment of the exercise price.

      Unless sooner terminated by action of the Board of Directors, the Plan will terminate on September 7, 2002, and no options may thereafter be granted under the Plan. The Plan may be amended, altered or discontinued by the Compensation Committee without the approval of the shareholders, except that the Compensation Committee does not have the power or authority to materially increase the benefits accruing to participants under the Plan, materially change the participants or class of participants who are eligible to receive options, or materially increase the aggregate number of shares that may be issued under the Plan. The Compensation Committee, however, may make appropriate adjustments in the number of shares covered by the Plan, the number of outstanding options, and the option prices, to reflect any stock dividend, stock split, share combination, merger, consolidation, reorganization, liquidation or the like, of or by the Company.

      Both incentive stock options ("ISOs") and non-qualified stock options may be granted under the Plan. The Plan requires that the exercise price of each ISO will not be less than 100% of the fair market value of the Common Stock on the date of the grant of the option. No ISO, however, may be granted under the Plan to anyone who owns more than 10% of the outstanding Common Stock unless the exercise price is at least 110% of the fair market value of the Common Stock on the date of grant and the option is not exercisable more than five years after it is granted. There is no limit on the fair market value of ISOs that may be granted to an employee in any calendar year, but no employee may be granted ISOs that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000 and no employee may be granted more than 20% of the total options granted in a calendar year. An option (or an installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

Tax Status of Stock Options

      Pursuant to the Plan, the Compensation Committee may provide for an option to qualify either as an "ISO" or as a "non-qualified option."

      Incentive Stock Options. All stock options that qualify under the rules of Section 422 of the Internal Revenue Code, will be entitled to ISO treatment. To receive ISO treatment, an optionee is not permitted to dispose of the acquired stock (i) within two years after the option is granted or (ii) within one year after exercise. In addition, the individual must have been an employee of the Company for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the stock will be entitled to capital gain treatment. The employee's gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

      If an employee does not meet the two-year and one-year holding requirement, but does meet all other requirements, tax will be imposed at the time of sale of the stock, but the employee's gain on exercise will be treated as ordinary income rather than capital gain and the Company will receive a corresponding deduction at the time of sale. Any remaining gain on sale will be short-term and long-term capital gain, depending on the holding period of the stock.

      An optionee's stock option agreement may permit payment for stock upon the exercise of an ISO to be made with other shares of Common Stock. In such a case, in general, if an employee uses stock acquired pursuant to the exercise of an ISO to acquire other stock in connection with the exercise of an ISO, it may result in ordinary income if the stock so used has not met the minimum statutory holding period necessary for favorable tax treatment as an ISO.

      Non-Qualified Stock Options. In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of an option. Upon exercise of a non-qualified option an optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option price. Any gain or loss realized by an optionee on disposition of such shares generally is a capital gain or loss and does not result in a tax deduction to the Company.

      Internal Revenue Code Section 162(m). Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. It is intended that the Plan meet the performance-based compensation exception to the limitation on deductions. The Plan meets the first requirement of this exception because options were awarded or priced at not less than the fair market value of the stock on the date of grant. In addition, the administration of the Plan by the Compensation Committee helped satisfy a second requirement for exemption from the $1,000,000 cap. Finally, as the Plan has already been approved by the shareholders of the Company, it is only necessary to further amend the Plan to limit the number of shares that may be granted to any single employee during any fiscal year of the Company in order to satisfy the last requirement for exemption from the cap.

Amendments

      The Plan provides for the issuance of up to 5,375,000 shares of Common Stock, which amount may be adjusted to reflect any stock dividend, stock split, share combination, recapitalization, or the like, of or by the Company.

      The Board of Directors recommends that the shareholders vote in favor of amending the Plan (a) to allow the issuance of up to 7,875,000 shares of Common Stock, which amount may be adjusted to reflect any stock dividend, stock split, share combination, recapitalization, or the like, of or by the Company, and (b) to limit the maximum number of shares with respect to which options may be granted pursuant to the Plan to any individual employee during any fiscal year of the Company to 500,000. The Board of Directors believes this to be in the best interest of the Company as having shares available to be issued under the Plan will strengthen the Company's ability to attract and retain key employees and furnish additional incentives to such persons by encouraging them to become owners of Common Stock of the Company.

Required Vote

     The favorable vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting in person or by proxy is required to approve the proposed amendment to the Plan.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO AMEND THE PLAN.

AMENDMENT OF 1991 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND CONSULTANTS

      In 1991, the Board of Directors and shareholders of the Company adopted the 1991 Plan pursuant to which options may be granted to non-employee directors and consultants. The 1991 Plan originally permitted the issuance of 100,000 shares of Common Stock, which amount was increased to 337,500 shares of Common Stock as the result of three stock splits, effected in the form of 50% stock dividends. The Board of Directors has approved an amendment to the 1991 Plan (a) increasing the number of shares of Common Stock which may be issued under the 1991 Plan from 337,500 to 587,500 and (b) limiting the maximum number of shares with respect to which options may be granted pursuant to the 1991 Plan to any individual director or consultant during any fiscal year of the Company to 100,000. At the Annual Meeting, the shareholders of the Company are being asked to approve such amendment.

      As of June 26, 1996, options to purchase an aggregate of 205,250 shares of Common Stock had been granted pursuant to the 1991 Plan, options to purchase 3,375 shares had been exercised, options to purchase 201,875 shares remain outstanding, and 132,250 shares remain available for future grant. As of June 26, 1996, the market value of all shares of Common Stock subject to outstanding options granted pursuant to the Plan was $3,129,063 (based upon the closing sale price of Common Stock as reported on the New York Stock Exchange on such date). As of June 26, 1996, the current non-employee directors of the Company had each been granted options pursuant to the 1991 Plan as set forth below:

                              Total Options Issued
      Name                      Under 1991 Plan
                             (As of June 26, 1996)

Jack W. Evans, Sr.                   28,250
Rae F. Evans                         24,250
J.M. Haggar, Jr.                     20,250
Frederick S. Humphries               10,000
James E. Oesterreicher               14,000
Roger T. Staubach                    14,000

      In fiscal 1996, options covering 3,000 shares of Common Stock were granted to non-employee directors and consultants of the Company pursuant to the 1991 Plan.

Summary of the 1991 Plan

      The 1991 Plan is designed to permit the granting of options to purchase Common Stock to directors of the Company who are not employees of the Company or its subsidiaries and to certain consultants and advisors. The purpose of the 1991 Plan is to provide such directors, consultants and advisors with a proprietary interest in the Company through the granting of options which will increase their interest in the Company's welfare, furnish them an incentive to continue their services for the Company and provide a means through which the Company may attract able persons to serve on its Board of Directors and act as consultants or advisors.

      The exercise price of options is payable in cash or, if an option agreement so provides, the holder of an option may request approval from the Company to exercise an option or a portion thereof by tendering shares of Common Stock at the fair market value per share on the date of exercise in lieu of cash payment of the exercise price.

      Unless sooner terminated by action of the Board of Directors, the 1991 Plan will terminate on May 14, 2001, and no options may thereafter be granted under the 1991 Plan. The 1991 Plan may be amended, altered or discontinued by the Board of Directors without the approval of the shareholders, except that the Board of Directors does not have the power or authority to materially increase the benefits accruing to participants under the Plan, materially change the participants or class of participants who are eligible to receive options, or materially increase the aggregate number of shares that may be issued under the 1991 Plan. The Board of Directors, however, may make appropriate adjustments in the number of shares covered by the 1991 Plan, the number of outstanding options, and in the option prices, to reflect any stock dividend, stock split, share combination, merger, consolidation, reorganization, liquidation or the like, of or by the Company.

      The 1991 Plan requires that the exercise price of each option will not be less than 100% of the fair market value of the Common Stock on the date of grant of the option.

Tax Status of Stock Options

      Only non-qualified stock options may be granted under the 1991 Plan. In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of an option. Upon exercise of a non-qualified option, an optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option price. Any gain or loss realized by an optionee on subsequent disposition of such shares after recognition of ordinary income at the date of exercise generally is a capital gain or loss and does not result in a tax deduction to the Company.

Amendments

      The 1991 Plan currently provides that the director may receive, as compensation for serving on the Board of Directors, an annual cash fee, a grant of stock options, or a combination of cash and stock options. The amendment to the 1991 Plan would provide that at the beginning of his or her term on the Board of Directors, a director would receive (a) 20,000 stock options and (b) an annual cash payment of $36,000, at least 25% of which must be taken in the form of stock options. If a director is being nominated for an additional term on the Board of Directors, each such renominated director will receive an additional grant of 10,000 stock options at the beginning of such director's new term. See "Directors and Executive Officers - Classes of Directors". In addition, current directors who are not employees of the Company will receive for each year remaining in such director's term on the Board of Directors (i) an additional $6,000 in cash compensation and (ii) a grant of 5,000 stock options. See "Directors and Executive Officers - Directors' Compensation."

      The  1991 Plan  provides for  the issuance  of up  to 337,500  shares of
Common Stock, which amount may be adjusted to reflect any stock dividend, stock split, share combination, recapitalization, or the like, of or by the Company. The Board of Directors recommends that the shareholders vote in favor of amending the 1991 Plan (a) to allow the issuance of 587,500 shares of Common Stock, which amount may be adjusted to reflect any stock dividend, stock split, share combination, recapitalization, or the like, of or by the Company and (b) to limit the maximum number of shares with respect to which options may be granted pursuant to the 1991 Plan to any individual director or consultant during any fiscal year of the Company to 100,000. The Board of Directors believes this to be in the best interest of the Company, as having shares available to be issued under the 1991 Plan will strengthen the Company's ability to attract and retain key directors and furnish additional incentives to such persons to maintain his or her long-term interest in the welfare of the Company.

Required Vote

      The favorable vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting in person or by proxy is required to approve the proposed amendment to the 1991 Plan.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO AMEND THE 1991 PLAN.

                            SHAREHOLDERS' PROPOSALS

      Any proposals that shareholders of the Company desire to have presented at the 1997 annual meeting of shareholders must be received by the Company at its principal executive offices no later than May 27, 1997.

                             INDEPENDENT AUDITORS

      Representatives of KPMG Peat Marwick LLP, independent certified public accountants and auditors of the Company's financial statements, are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                                 MISCELLANEOUS

      The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers, and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

      The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended June 26, 1996, accompanying this Proxy Statement is not deemed to be a part of the Proxy Statement.

                             By Order of the Board of Directors,



                                     ROGER F. THOMSON
                                         Secretary

Dallas, Texas
September 24, 1996

                          BRINKER INTERNATIONAL, INC.

                                     PROXY

      The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Brinker International, Inc. (the "Company") to be held at the General Cinema NorthPark Theater I & II, 1100 NorthPark Center, Dallas, Texas, on Thursday, November 7, 1996 at 10:00 a.m., local time, and the Proxy Statement in connection therewith, and (b) appoints Norman E. Brinker and Ronald A. McDougall, and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as shown on the reverse side hereof.

    If more than one of the proxies listed on the reverse side shall be present in person or by substitute at the meeting or any adjournment thereof, all of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED AS FOLLOWS: FOR ALL NOMINEES FOR DIRECTOR NAMED; FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1992 INCENTIVE STOCK OPTION PLAN; AND FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND CONSULTANTS.

    The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

                          (Continued On Reverse Side)

(a) ELECTION OF DIRECTORS

      FOR all nominees listed (except             WITHHOLD AUTHORITY to vote
        as marked to the contrary)                  for all nominees listed

      NOMINEES: Norman E. Brinker, Gerard V. Centioli, Creed L. Ford, III, Ronald A. McDougall, Debra L. Smithart, Jack W. Evans, Sr., Rae F. Evans, J. M. Haggar, Jr., Dr. Frederick S. Humphries, James E. Oesterreicher and Roger T. Staubach.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.



(b) PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1992 INCENTIVE STOCK OPTION PLAN.

              FOR                    AGAINST           ABSTAIN

(c) PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND CONSULTANTS.

              FOR                    AGAINST           ABSTAIN

(d) IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                             Dated:                              , 1996


                             Please sign

                             Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

                             Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

/TEXT>